Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:    21988G825    Class     A-1
           21988GAK2    Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2005.

INTEREST ACCOUNT
----------------

Balance as of  January 1, 2005.....                                       $0.00
         Scheduled Income received on securities.....             $1,602,436.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$1,562,400.00
         Distribution to Class A-2 Holders.....                     -$40,036.50
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of  July 1, 2005.....                                          $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  January 1, 2005.....                                       $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of  July 1, 2005.....                                          $0.00


                  UNDERLYING SECURITIES HELD AS OF                 July 1, 2005

           Principal
            Amount                              Title of Security
          -----------                          -------------------
          $39,060,000       Aon Capital A 8.205% Capital Securities
                            due January 1, 2027
                            *CUSIP:        037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.